UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2020 (February 10, 2020)

Cornerstone Building Brands, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	1-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5020 Weston Parkway	Suite 400	Cary	NC	27513

(Address of principal executive offices)				(Zip Code)

Registrant’s telephone number, including area code: (866) 419-0042
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock $.01 par value per share	CNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 10, 2020, Donald R. Riley ceased to serve as Chief Executive Officer of the Commercial Business Unit and Head of Supply Chain and Technology of Cornerstone Building Brands, Inc.
In addition, effective February 28, 2020, Bradley S. Little will cease to serve as our Senior Vice President, Finance, Commercial Business Unit. Mr. Little served as our former interim Chief Financial Officer and Treasurer from June 29, 2018 to November 16, 2018.
Both positions were eliminated and consistent with the previously announced merger integration synergies and cost reduction initiatives implemented in connection with the merger between NCI Building Systems, Inc. and Ply Gem Parent, LLC which was consummated on November 16, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORNERSTONE BUILDING BRANDS, INC.

By:	/s/ Todd R. Moore
	Name:	Todd R. Moore
	Title:	Executive Vice President, Chief Legal, Risk & Compliance Officer, and Corporate Secretary

Date: February 14, 2020